Exhibit 99.1

Solera National Bancorp, Inc. 2011 Annual Meeting

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Solera National Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, Solera National Bank (“Bank”), are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with the ability to grow the Bank and the services it provides, the ability to successfully integrate new business lines and expand into new markets, competition in the marketplace, general economic conditions and many other risks described in the Company’s Securities and Exchange Commission filings. The most significant of these uncertainties are described in our 2010 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q all of which any reader is encouraged to study (including all amendments to those reports) and exhibits to those reports. We undertake no obligation to update or revise any forward-looking statement. Safe Harbor Statement Page 2

Mission and Vision Mission Solera National Bank is committed to providing exceptional value and service to our customers, shareholders, employees and the communities we serve. We are dedicated to delivering high-quality financial products and services that meet the unique needs of small to medium-sized businesses, professionals, consumers, foundations and non-profit organizations primarily in the Front Range of Colorado. Vision Solera National Bank strives to become one of the premier, independent community banks in Colorado. We desire to be top of mind for banking services to the Hispanic community and other minority communities. Page 3

Core Values Best Employees — To attract and retain educated, motivated and qualified people who are excited to come to work and fully embrace the mission and vision of Solera National Bank. Satisfied Customers — We achieve satisfaction for our customers and earn their loyalty by adding value to each interaction. Our relationship with the client takes precedence over any transaction. Hispanic Market — To treat our Hispanic customers, prospects and friends with the same high respect and dignity afforded all. Shareholders — To build long-term shareholder value and to keep owners engaged in our business as enthusiastic supporters and referral sources for the Bank. Community — Solera National Bank is deeply rooted in its communities and we strive to provide quality banking and financial services and to assist in the financial education and integration of the unbanked and under-banked in the communities we serve. Risk Management — We maintain a strong control environment by operating within established policies and procedures. Page 4

2010 Highlights First full year of profitability. Loans grew 16.6% outperforming the majority of Colorado banks. Increased share of deposit market from 5.8% to 8.6%. Capital ratios well exceed regulatory requirements. Strong liquidity to fund future loan growth. 5% decrease in salaries and benefits from prior year primarily due to reduced executive compensation. Page 5

Page 6 First Quarter 2011 Highlights Net loss of $183,000 in 1Q 2011, or ($0.07) per share. Net interest income increased 11% versus prior year. Net interest margin increased 22 basis points year-over-year to 3.25%. Loan portfolio grew 3% to $58.2 million at March 31, 2011 compared to $56.3 million at March 31, 2010. Tier 1 Leverage Capital Ratio of 11.3% and Total Risk-Based Capital Ratio of 18.7% at March 31, 2011 substantially exceeded the regulatory requirements of a well-capitalized bank.

Financial Highlights Page 7 ($ in millions) 2010 2009 2008 2007 Total Assets 140.1 $ 132.8 $ 67.7 $ 26.4 $ Gross Loans 58.9 $ 50.5 $ 21.4 $ 3.8 $ Customer Deposits 111.0 $ 104.4 $ 37.7 $ 5.0 $ Key Growth Drivers

Financial Highlights Page 8 ($ in millions, except per share data) 2010 2009 2008 2007 Net Interest Income 4.2 $ 2.9 $ 1.5 $ 0.3 $ Net Income (Loss) 0.1 $ (1.3) $ (2.2) $ (2.4) $ Earnings (Loss) per Share 0.05 $ (0.50) $ (0.87) $ (1.07) $ Key Profit and Loss Indicators

Financial Highlights Page 9 Solera Well Adequately Under National Bank Capitalized Capitalized Capitalized Tier 1 Leverage Ratio 11.2% 5.0% 4.0% 3.0% Tier 1 Risk-Based Capital Ratio 17.4% 6.0% 4.0% 4.0% Total Risk-Based Capital Ratio 18.7% 10.0% 8.0% 8.0% Capital Strength as of December 31, 2010

Page 10 Loan Portfolio Mix As of March 31, 2011 Commercial RE 33% Construction / Land Development 3% Consumer 0% Residential RE 14% Lease Financing 2% Commercial RE (owner-occupied) 34% Commercial and Industrial 14%

Page 11 Deposit Portfolio Mix As of March 31, 2011 Noninterest-bearing demand 2% Interest-bearing demand 10% Money market accounts 10% Savings accounts 46% Time deposits 32%

Our Served Market Denver, Colorado metropolitan area (6 counties known as the “Front Range”) Demographic Data: Population – 2.5 million Hispanic Population – approx. 24% Businesses – approx. 97,000 Workforce – 1.2 million Marketwatch 6th best location for business of 50 largest metro areas. Highly desirable quality of life. Economic indicators better than national average. Denver International Airport 5th busiest in the United States. Colorado is a leader in developing alternative energy solutions. Page 12

3-Mile Radius from Solera Page 13 7,250 Businesses 97,000 Employees 52% Hispanic Households 198,000 Residents 140,000 vehicles per day at branch intersection

Page 14 3-Mile Radius from Solera Zip Codes* 80204, 80214, 80219, 80223, 80226, 80232 2009 2008 Institution Name $ of Deposits Market Share Market Share Market Share FIRSTBANK OF LAKEWOOD 339,460 25.24% 26.66% 24.92% WELLS FARGO BANK NA 227,003 16.88% 11.83% 12.76% WACHOVIA BANK NATIONAL ASSN - - 9.07% 11.77% U S BANK NATIONAL ASSN 116,308 8.65% 4.01% 4.29% SOLERA NATIONAL BANK 115,068 8.56% 5.80% 2.08% BANK OF THE WEST 110,671 8.23% 8.12% 10.72% JPMORGAN CHASE BANK NA 74,056 5.51% 6.56% 5.65% KEYBANK NATIONAL ASSN 68,004 5.06% 6.67% 5.56% VECTRA BANK COLORADO NA 63,292 4.71% 5.85% 6.22% CITYWIDE BANKS 57,633 4.29% 3.38% 2.96% TCF NATIONAL BANK 56,148 4.17% 4.42% 4.09% LIBERTY SAVINGS BANK FSB 52,423 3.90% 2.51% 2.33% WASHINGTON MUTUAL BANK - - - 1.58% COLORADO STATE B&T N A 27,380 2.04% 2.38% 0.69% FIRSTBANK OF WHEAT RIDGE 15,651 1.16% 1.23% 1.36% PREMIER BANK 14,018 1.04% 1.15% 1.40% BANK OF CHOICE COLORADO - - - 1.31% ACADEMY BANK NATIONAL ASSN 5,203 0.39% 0.23% 0.20% BANK OF DENVER 2,601 0.19% 0.13% 0.13% Number of Institutions in the Market: 17 2,263,671 100 100 100 * Data from FDIC Summary of Deposits Inside of Market statistics As of June 30, 2010

EMBRACING OUR COMMUNITY —
ONE INDIVIDUAL,
ONE FAMILY,
AND ONE BUSINESS
AT A TIME

SOLERA
NATIONAL BANCORP, INC.

First Quarter 2011 Highlights

Core Deposit Growth

Bank Name	Actual	Percentile
Verus Bank Of Commerce	84.55	100%
Home Loan State Bank	11.95	98%
Cobiz Bank	7.33	97%
Redstone Bank	7.13	95%
North Valley Bank	6.17	94%
Solera National Bank	6.00	92%
Colorado Bank And Trust Company O	5.74	90%
Timberline Bank	5.44	89%
Valley Bank & Trust	5.30	87%
Fort Morgan State Bank	5.11	85%
Alamosa State Bank	3.80	84%
Pikes Peak National Bank	2.63	82%
Yampa Valley Bank	2.20	81%
Steele Street Bank & Trust	1.73	79%
Montrosebank	1.66	77%
Pueblo Bank And Trust Company	1.63	76%
Citywide Banks	1.50	74%
Legacy Bank	1.37	73%
Millennium Bank	1.34	71%
First National Bank Of Estes Park	1.30	69%

Loan Growth

Bank Name	Actual	Percentile
Verus Bank Of Commerce	134.20	100%
5star Bank	5.58	98%
Fort Morgan State Bank	5.40	97%
Mountain View Bank Of Commerce	4.37	95%
Peoples National Bank	1.50	94%
Umb Bank Colorado	1.29	92%
Cache Bank & Trust	0.96	90%
Steele Street Bank & Trust	0.66	89%
Citywide Banks	0.66	87%
New West Bank	0.11	85%
Cobiz Bank	-0.46	84%
First Western Trust Bank	-0.55	82%
Redstone Bank	-0.81	81%
High Country Bank	-1.05	79%
Solera National Bank	-1.18	77%
First National Bank Of Estes Park	-1.56	76%
Signature Bank	-1.63	74%
Premier Bank	-1.70	73%
Bank Of The San Juans	-1.71	71%
Integrity Bank & Trust	-2.01	69%

Data Source: Independent Firm of Banker's Caddy

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Page 16 Peer Group Comparison Nonperforming Assets to Tier 1 + ALLL Data Source: Independent Firm of Banker’s Caddy 0.00 20.00 40.00 60.00 80.00 100.00 2q06 3q06 4q06 1q07 2q07 3q07 4q07 1q08 2q08 3q08 4q08 1q09 2q09 3q09 4q09 1q10 2q10 3q10 4q10 1q11 Solera National Bank Upper Quartile Median Lower Quartile

Page 17 Stock Price Change Solera vs. SNL Index of US Banks with less than $250 Million in Assets Data source: SNL Analytics

Page 18 Executing on Plan Our strong balance sheet, general conservatism and constant focus on risk management has served us well. We have continuously invested in systems, infrastructure, people and products Platform for growth in place Prudent risk management policies and procedures Rising net interest income Growing market share “Big Bank” products; community bank service Higher visibility through marketing initiatives

Page 19 Committed to the Fundamental Tenets of Banking Solera is benefiting from an increasing number of customers who embrace the “Back to Basics of Banking.” We have gained many new customers who seek the personalized services and localized decision making that a community bank like ours consistently provides. Human Capital Strong Capital Ratios Ample Liquidity Prudent Risk Management Exceptional Client Service Quality Products and Services Effective Pricing Measured Growth Operational Efficiency Profitability

Page 20 COMMUNITY SUPPORT Extensive support for community based organizations President’s Community Advisory Council Sponsoring financial literacy Banking expertise for non-profits Promoting volunteerism Building reputation Generating community goodwill

Page 21 Market Opportunities, Expansion Potential

Page 22 Key Strengths: Investment Highlights Growth in assets, deposits and loans demonstrate market opportunity and our ability to effectively win customers. Well-capitalized status is key. Experienced senior management and an active, highly visible Board of Directors and President’s Community Advisory Council. Achieved profitability in third full year of operations validating our business model and mission. Fast growing and large market. Rapidly growing and increasingly affluent Hispanic market.

Page 23 The Light of a New Banking Era® Thank you for your time and interest!